As filed with the Securities and Exchange Commission on April 25, 1996
                                                    Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ZILA, INC.
- --------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

           Delaware                                  86-0619668
- --------------------------------------------------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

               5227 North 7th Street, Phoenix, Arizona 85014-2800
- --------------------------------------------------------------------------------
        (Address of Principal Executive Offices)       (Zip Code)

                       Zila, Inc. Stock Option Award Plan
- --------------------------------------------------------------------------------
                            (Full title of the plan)

                                  Joseph Hines
               5227 North 7th Street, Phoenix, Arizona 85014-2800
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (602) 266-6700
- --------------------------------------------------------------------------------
          (Telephone number, Including area code, of agent for service)

              Copies to:      Kevin J. Tourek, Esq.
                              Streich Lang, P.A.
                              2 North Central Avenue
                              Phoenix, Arizona 85004-2391
                              (602) 229-5200

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
                                        Proposed
                         Amount         Maximum               Proposed Maximum
Title Of Securities To   To Be          Offering Price Per    Aggregate            Amount Of
Registered (1)           Registered     Share(2)              Offering Price(2)    Registration Fee
- --------------           ----------     --------              -----------------    ----------------

Common Stock, $.001      1,000,000      $ 6.97                $ 6,970,000          $ 2,403.45
par value
====================================================================================================

         (1) This Registration Statement registers additional shares to be offered by the Registrant pursuant to its Stock Option Award Plan.

         (2) Estimated solely for the purpose of calculating the amount of registration fee, pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on April 22, 1996.

                      REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $.001, of Zila, Inc., a Delaware corporation (the "Registrant"), for the Registrant's Stock Option Award Plan, as amended.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

The Registration Statement on Form S-8 (Registration No. 33-32970), previously filed with the Securities and Exchange Commission, is incorporated herein by reference.

Item 8.       Exhibits

              The following exhibits are filed as part of this Registration
              Statement:

              Exhibit Number         Description                                          Page
              --------------         -----------                                          ----
              5                      Opinion of Streich Lang                                *

              10.1                   Zila, Inc. Stock Option Award Plan           Incorporated by reference to Exhibit
                                                                                  10-A(1) of the Company's Quarterly
                                                                                  Report on Form 10-Q for the quarterly
                                                                                  period ended January 31, 1996

              23.1                   Consent of Deloitte & Touche LLP                       *

              23.2                   Consent of Streich Lang                              See Exhibit 5

              24.1                   Power of Attorney of Dr. James E. Tinnell              *

              24.2                   Power of Attorney of Joseph Hines                      *

              24.3                   Power of Attorney of Patrick M. Longeran               *

              24.4                   Power of Attorney of Michael S. Lesser                 *

              24.5                   Power of Attorney of Carl A. Schroeder                 *

              24.6                   Power of Attorney of H. Ray Cox                        *

              24.7                   Power of Attorney of Clarence J. Baudhuin              *

* Filed Herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, the State of Arizona, on April 24, 1996.

                      ZILA, INC.

                      BY /s/ Clarence J. Baudhuin
                         -------------------------------------------------------
                               Clarence J. Baudhuin
                               Executive Vice President of Finance and
                               Administration, Treasurer and Director (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

   Signature                          Title                                     Date
   ---------                          -----                                     ----
      *
- ----------------------------     Chairman of the Board,                    April 24, 1996
JOSEPH HINES                     President, Chief Executive
                                 Officer and Director

 /s/ Clarence J. Baudhuin        Executive Vice President                  April 24, 1996
- ----------------------------     of Finance & Administration,
CLARENCE J. BAUDHUIN             Treasurer and Director

     *
- ----------------------------     Director                                  April 24, 1996
JAMES E. TINNELL, M.D.

     *
- ----------------------------     Director                                  April 24, 1996
PATRICK M. LONERGAN

     *
- ----------------------------     Director                                  April 24, 1996
MICHAEL S. LESSER

     *
- ----------------------------     Director                                  April 24, 1996
CARL A. SCHROEDER

     *
- ----------------------------     Director                                  April 24, 1996
H. RAY COX



*By /s/ Clarence J. Baudhuin
    ------------------------
    CLARENCE J. BAUDHUIN
    Attorney-in-Fact


                                      S-1